ASSET PURCHASE AGREEMENT

BY AND AMONG

RHINO OUTDOOR INTERNATIONAL, INC.,
a Nevada corporation

W.E. ROCK EVENT, INC.
a Nevada corporation

AND

RICHARD C. KLEIN, II, doing business as
W.E. ROCK
a California sole proprietorship

SEPTEMBER 28, 2007

TABLE OF CONTENTS

1.	Definitions	1
2.	Basic Transaction	3
	(a)Purchase and Sale of Assets	3
	(b)Assumption of Liabilities	3
	(c)Purchase Price	3
	(d)Security Agreement	3
	(e)The Closing	3
	(f)Deliveries at the Closing	3
	(g)Allocation	3
3.	Representations and Warranties of Klein
	(a) Noncontravention	4
	(b)Brokers' Fees	4
	(c)Title to Acquired Assets	4
	(d) Rhino Shares/Investment	4
	(e)Disclaimer of other Representations and Warranties	5
4.	Representations and Warranties of Buyers	5
	(a)Organization of Rhino and Buyers	5
	(b)Authorization of Transaction	5
	(c)Noncontravention	5
	(d)Brokers' Fees	6
	(e)Rhino Shares	6
5.	Pre-Closing Covenants	6
	(a)General	6
	(b)Ownership of Acquired Assets	6
	(c)Confidentiality	6
6.	Conditions to Obligation to Close	6
	(a)Conditions to Obligation of Buyers	6
	(b)Conditions to Obligation of Klein	7
7.	Termination	8
	(a)Termination of Agreement	8
	(b)Effect of Termination	8
8.	Indemnification	8
	(a)Indemnification Provisions for Benefit of the Buyers	8
	(b)Indemnification Provisions for Benefit of Klein	8
	(c)Matters Involving Third Parties	9
	(d)Limitation of Liability	9
9.	Miscellaneous	10
	(a)Survival of Representations and Warranties	10
	(b)Press Releases and Public Announcements	10
	(c)No Third-Party Beneficiaries	10
	(d)Entire Agreement	10
	(e)Succession and Assignment	10
	(f)Counterparts	10

(g)Headings	10
(h)Notices	10
(i)Governing Law	11
(j)Amendments and Waivers	12
(k)Severability	12
(l)Construction	12
(m)Incorporation of Exhibits and Schedules	12

Exhibit 2(b)	Assumption Agreement
Exhibit 2(c)	Secured Convertible Promissory Note
Exhibit 2(d)	General Security Agreement
Exhibit 2(f)(i)	Bill of Sale
Schedule A	Acquired Assets
Schedule B	Assumed Liabilities

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into this 28th day of September, 2007, by and among Rhino Outdoor International, Inc., a Nevada corporation (“Rhino”), W.E Rock Event, Inc., a Nevada corporation (collectively referred to as "Buyer" or “Buyers”) and Richard C. Klein, II, doing business as W.E. Rock, a California sole proprietorship (“Klein”).  Buyers and Klein are the only parties to this Agreement and are sometimes referred to herein singularly as a “Party” and collectively herein as the "Parties."

RECITALS

WHEREAS, Rhino Outdoor International, Inc. and Klein entered into a Letter of Intent for the acquisition of assets dated August 28, 2007.

WHEREAS, WE Rock Event, Inc is the newly formed wholly-owned subsidiary of Rhino  referred to in the Letter of Intent as Acquisition Subsidiary.

WHEREAS, Buyers wish to purchase certain of the assets and to assume certain of the liabilities of Klein, and Klein desires to sell and assign such assets and liabilities to Buyers, pursuant to the Letter of Intent and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions. When used in this Agreement, the terms set forth below and those defined throughout the Agreement when initially capitalized shall have the meanings ascribed to them.

"Adverse Consequences" means all legal actions, suits, proceedings, hearings, governmental investigations, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees outside the ordinary course of business, including litigation costs and reasonable attorneys' fees and expenses.

"Acquired Assets" means all of the right, title, and interest that Klein possesses and has the right to transfer in and to the assets set forth in Schedule A attached hereto and incorporated by this reference.

"Assumed Liabilities" means the liabilities and obligations of Klein set forth in Schedule B  attached hereto and incorporated by this reference.

"Closing" has the meaning set forth in Section 2(d) below.

"Closing Date" has the meaning set forth in Section 2(d) below.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidential Information" means any confidential, trade secret or other proprietary information (in whatever form or media, and whether or not marked as confidential) pertaining to Klein, including without limitation any and all information, documents and other materials concerning the business and affairs of Klein that is not already generally available to the public at the time of disclosure to Buyers hereunder.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

"Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

"Knowledge" means actual knowledge without independent investigation.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in Section 2(c) below.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

2.       Basic Transaction.

(a)    Purchase and Sale of Assets.  On and subject to the terms and conditions of this Agreement, Buyers agrees to purchase from Klein, and Klein agrees to sell, transfer, convey, and deliver to Buyers, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

(b)    Assumption of Liabilities.  On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing pursuant to the Assumption Agreement in the form attached hereto as Exhibit 2(b).

(c)    Purchase Price.  The purchase price to be paid by Buyers for the Acquired Assets will be $179,500.00 payable as follows:

(i)	The assumption of the Assumed Liabilities

(ii)
The delivery by Buyers of its non-negotiable secured convertible demand promissory note (“Buyers Note”) in the principal amount of $100,000.00. The Note shall be in the form as described in the attached Exhibit 2(c).

(d)    Security Agreement.   Klein will hold a security interest in the Acquired Assets pursuant to the General Security Agreement (“Security Agreement”) in the form attached hereto as Exhibit 2(d).

(e)    The Closing.  The closing of the transactions contemplated by this Agreement ("Closing") shall take place at Townsend and Townsend and Crew LLP, 379 Lytton Avenue, Palo Alto, CA 94301 on the day this Agreement is  signed and executed  or such other date as the Parties may mutually determine ( Closing Date");

(f)    Deliveries at the Closing.  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(i)	Klein will execute and deliver to Buyers:

(A)	a bill of sale for the Acquired Assets in the form attached hereto as Exhibit 2(f)(i);

(B)
such other deeds, bills of sale, assignments, certificates of title, documents and other instruments as may reasonably be requested by Rhino or Buyers, each in a form and substance satisfactory to Rhino and /or Buyers, as the case may be, and their legal counsel;

(ii)	Buyers will execute and deliver to Klein:

(A)	the Buyers Note and the Security Agreement to Klein;

(B)	the Assumption Agreement;

(g)    Allocation.  The Parties agree to cooperate with each other in connection with the preparation, execution and filing of IRS Form 8594 related to allocation of the Purchase Price; and (iii) they shall promptly advise each other regarding the existence of any tax audit controversy or litigation related to such allocation.  The parties acknowledge and agree that, for tax purposes, Buyers are acquiring all substantial rights to the Acquired Assets.

3.       Representations and Warranties of Klein.  Klein represents and warrants to Buyers that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section

(a)    Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Klein is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Klein is a party or by which he is bound or to which any of his assets is subject, or result in the imposition of any Security Interest upon any of his assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  Klein shall not be required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, including the assignments and assumptions referred to in Section 2 above, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(b)    Brokers' Fees.  Klein has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyers could become liable or obligated.

(c)    Title to  Assets.   Klein has good and marketable  title to the Acquired Assets free of any liens and encumbrances.

(d)    Rhino Shares/Investment.  Klein (i) understands that the shares of Rhino Outdoor International, Inc. Common Stock (“Rhino Shares”) which may be issued to him upon the exercise of the conversion privileges pursuant to the Buyers Note will not have been registered under the Securities Act, or under any state securities laws, and will be issued in reliance upon federal and state exemptions for transactions not involving any public offering, and (ii) Klein is acquiring the Rhino Shares solely for his own account for investment purposes, and not with a view to the distribution thereof. Klein  acknowledges and agrees that the certificate evidencing the Rhino Shares will include a legend reading substantially as follows:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.”

Rhino Outdoor International, Inc. will provide any necessary opinion of counsel in order to enable Klein to remove the above-mentioned legend a the appropriate time.  Such opinion will not be unreasonably withheld or delayed by Rhino.

(e)    Disclaimer of other Representations and Warranties.  Except as expressly set forth in this Section 3, Klein makes no representation or warranty, express or implied, at law or in equity, in respect of the Acquired Assets and the Assumed Liabilities with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  Buyers hereby acknowledge and agree that, except to the extent specifically set forth in this Section 3, it is purchasing the Acquired Assets on an "as-is, where-is" basis.  Without limiting the generality of the foregoing, Klein makes no representation or warranty regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

4.      Representations and Warranties of Buyers. Buyers represent and warrant to Klein that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.

(a)    Organization of Buyers.  Buyers are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation.

(b)    Authorization of Transaction.  Buyers have full power and authority, including full corporate power and authority,  to execute and deliver this Agreement and to perform its obligations hereunder.  Without limiting the generality of the foregoing, the board of directors of Buyers, respectively, have duly authorized the execution, delivery, and performance of this Agreement by Buyers, respectively.  This Agreement constitutes the valid and legally binding obligation of Buyers, enforceable in accordance with its terms and conditions.

(c)    Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyers are subject or any provision of their respective charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyers are a party or by which they are each bound or to which any of their respective assets is subject.

Neither Buyer needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, including the assignments and assumptions referred to in Section 2 above.

(d)    Brokers' Fees.  Buyers  have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Klein  could become liable or obligated.

(e)    Rhino Shares.  Subject to Rule 144 promulgated under the Securities Act and other applicable state securities laws, when issued pursuant to the conversion of the Buyers Note the Rhino Shares will be duly issued and outstanding Common Stock and will not be subject to any Security Interest or other transfer restrictions other than under the Securities Act or applicable state securities laws.

5.      Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)    General.  Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below.

(b)    Ownership of Acquired Assets.  Klein will not engage in any practice, take any action, or enter into any transaction which will have the affect of causing an Adverse Consequence to the Acquired Assets.

(c)    Confidentiality.   Each of the Parties will treat and hold in the strictest confidence any Confidential Information it receives from the other in the course of the negotiation and preparation of this Agreement and will not use any of the Confidential Information except in connection with this Agreement, and in addition shall not directly or indirectly disclose, copy, distribute, republish or allow any third party to have access to any Confidential Information except to the extent necessary to effect the transactions contemplated under this Agreement, and in such cases solely to their respective officers, counsel, accountants and similar agents, and, if this Agreement is terminated for any reason whatsoever, will return to Klein all tangible embodiments, and all copies of the Confidential Information which are in their respective possession, custody or control.

6.      Conditions to Obligation to Close.

(a)    Conditions to Obligation of Buyers.  The obligation of Buyers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)	Klein shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)	there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)
all actions to be taken by Klein in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyers.  Delivery of past financial statements or records by Klein, however will not be condition to the Closing.

Buyers may waive any condition specified in this Section 6(a) if they execute a writing so stating at or prior to the Closing.

(b)    Conditions to Obligation of Klein.  The obligation of Klein to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)	Buyers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii)	there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)
Buyers shall have delivered to Klein a certificate executed by their respective Officers to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects, along with copies of resolutions of the Boards of Directors of Buyers, respectively, authorizing this Agreement and the transactions contemplated hereunder.

(v)
all actions to be taken by Buyers in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Klein.

Klein may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.      Termination.

(a)    Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)	The Parties may terminate this Agreement by written consent of all Parties at any time prior to the Closing;

(ii)
Buyers may terminate this Agreement by giving written notice to Klein at any time prior to the Closing  in the event Klein has breached any  representation, warranty, or covenant contained in this Agreement in any material respect, Buyers have notified Klein of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; and

(iii)
Klein may terminate this Agreement by giving written notice to Buyers at any time prior to the Closing in the event Buyers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Klein has notified Buyers of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach.

(b)    Effect of Termination.  If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party then in breach; provided, however, that the confidentiality provisions contained in Section 5(c) above shall survive termination.

8.      Indemnification.

(a)    Indemnification Provisions for Benefit of Buyers.

(i)
In the event Klein breaches any of his representations, warranties, and covenants contained in this Agreement, then Klein agrees to indemnify each Buyer, their respective directors, officers, shareholders, agents, attorneys and employees (each, a “Buyer Indemnified Party”) from and against any Adverse Consequences a Buyer Indemnified Party shall suffer through and after the date of the claim for indemnification caused by the breach; provided, however, that Klein shall not have any obligation to indemnify a Buyer Indemnified Party from and against any Adverse Consequences until the Buyer Indemnified Party has suffered Adverse Consequences by reason of all such breach in excess of  Two Hundred Thousand Dollars ($200,000).  If the Buyer Indemnified Party has suffered Adverse Consequences greater than $200,000, Klein will indemnify Buyer Indemnified Party for no more than $25,000.

(b)    Indemnification Provisions for Benefit of Klein.

(i)
In the event Buyers breaches any of their representations, warranties, and covenants contained in this Agreement, including the Assumption Agreement and other exhibits attached hereto, then Rhino and Buyers agree to indemnify Klein, his agents, attorneys and employees (each, a “Klein Indemnified Party”) from and against the entirety of any Adverse Consequences a Klein Indemnified Party shall suffer through and after the date of the claim for indemnification caused by the breach.

(ii)
Buyers agrees to indemnify each Klein Indemnified Party from and against the entirety of any Adverse Consequences such Klein Indemnified Party shall suffer due to or arising from any liability of Klein which is an Assumed Liability.

(iii)
In the event Rhino breaches any of its representations, warranties, and covenants contained in this Agreement, including the exhibits attached hereto, then Rhino agrees to indemnify each Klein Indemnified Party from and against the entirety of any Adverse Consequences a Klein Indemnified Party shall suffer through and after the date of the claim for indemnification caused by the breach.  Rhino shall have no obligation to indemnify any Klein Indemnified Party from and against any Adverse Consequences such Klein Indemnified Party shall suffer due to or arising from any liability of Klein which is an Assumed Liability.

(c)    Matters Involving Third Parties.

(i)
If any third party shall notify any Party ( "Indemnified Party") with respect to any matter ( "Third Party Claim") which may give rise to a claim for indemnification against any other Party ("Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly, and in any event within seven (7) business days after receiving notice of the Third Party Claim, notify the Indemnifying Party thereof in writing.

(ii)
Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably, unless the judgment or proposed settlement involves only the payment of money damages without any admission of liability and does not impose an injunction or other equitable relief upon the Indemnified Party.

(iii)
Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8(c)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

(iv)
In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, not to be withheld unreasonably.

(d)    Limitation of Liability.  Klein's total liability under this Agreement for any claim of indemnity, or for any other liability or damages whatsoever, shall not exceed $25,000 in the aggregate.

9.      Miscellaneous.

(a)    Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder, except as otherwise expressly provided herein.

(b)    Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning publicly-traded securities, in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure.

(c)    No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d)    Entire Agreement.  This Agreement, including the documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, related to the subject matter hereof.

(e)    Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyers may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyers nonetheless shall remain responsible for the performance of all of their respective obligations hereunder).

(f)    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)    Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)    Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be in writing and shall be  deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized courier service, costs prepaid; (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person designated as set forth below:

If to Buyers:

Howard Pearl
1191 Center Point Drive
Henderson, NV 89704
Facsimile:
E-mail:

Copy to:

Robert C. Laskowski
Attorney at Law
520 SW Yamhill, Suite 600
Portland, OR 97204
Facsimile: (503) 227-2980
E-mail: Roblaw@hevanet.com

If to Klein:

Richard C. Klein II
2915 Molly Lane
Placerville, CA 95667
Facsimile:
E-mail:

Copy to:

William N. Gerson
Attorney-at-Law
Townsend and Townsend and Crew LLP
Technology Transactions Practice Group
379 Lytton Avenue
Palo Alto, CA 94301
Facsimile: (650) 649-1824
E-mail: wgerson@townsend.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i)    Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule. Each Party hereby submits to the exclusive jurisdiction and venue of the state courts located in Clark County, Nevada  and federal courts located in Nevada over any dispute arising under this Agreement.

(j)    Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)    Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)    Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word "including" shall mean including without limitation.

(m)    Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

RHINO OUTDOOR INTERNATIONAL, INC
a Nevada corporation

By: /s/ HOWARD PEARL
Name:          Howard Pearl
Title: Chief Executive Officer
Dated:              September 28, 2007

W.E. ROCK EVENT, INC.
a Nevada corporation

By: /s/ WALT TATUM
Name:    Walt Tatum
Title: Secretary/Treasurer
Dated:              September 28, 2007

/s/ RICHARD C. KLEIN II
RICHARD C. KLEIN II
Dated:              September 28, 2007

Exhibit 2(b)
Assumption Agreement

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Assumption”) is made and entered into effective as of September 28, 2007 by and between Richard C. Klein II, doing business as W.E. Rock (“Assignor”), and W.E. Rock Event, Inc., a Nevada corporation (“Assignee”).  All capitalized terms used herein that are defined in the Agreement, defined below, shall have the same meaning herein as specified in the Agreement, unless otherwise expressly defined herein.

RECITALS

WHEREAS, Assignor is selling and transferring to Assignee substantially all of the assets of Assignor’s business pursuant to an Asset Purchase Agreement dated September 28, 2007 (“the APA”) by and between Assignee and Assignor; and

WHEREAS, pursuant to the Agreement, Assignee is to assume certain liabilities of Assignor.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants herein set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Assumption of Obligations.

Assignee hereby assumes and agrees to pay, perform, fulfill and discharge in full, as and when due, all liabilities and obligations arising under or pursuant to the Assumed Liabilities as defined in the APA.  Assignee agrees that, upon Assignor’s reasonable request, it shall do, execute, acknowledge, and deliver all acts, deeds, instruments of transfer, agreements and other documents as may be reasonably required to further effect and evidence the assumption of liabilities hereunder.

2.    Effect.

This Assumption shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.  This Assumption is being delivered pursuant to the Agreement, shall be construed consistently therewith, and is subject to all of the terms and conditions thereof.

3.    Governing Law.

This Assumption and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Nevada

4.    Modifications.

This Assumption may not be altered or amended and no rights hereunder may be waived except by an instrument in writing signed by all parties hereto.

5.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assumption as of the day and year first set forth above.

ASSIGNOR:		ASSIGNEE:

W.E. ROCK EVENT, INC.

/s/ RICHARD C. KLEIN II	By:	/s/ HOWARD PEARL
Richard C. Klein II	Name:	Howard Pearl
	Title:	Chief Executive Officer

Exhibit 2(c)
Note

SECURED CONVERTIBLE PROMISSORY NOTE

September 28, 2007	$100,000.00

FOR VALUE RECEIVED, W.E. ROCK EVENT, INC, a Nevada corporation ("Buyer"), promises to pay, on demand, RICHARD C. KLEIN II, his heirs, successors, and permitted assigns ("Klein"),  the principal sum of One Hundred Thousand Dollars ($100,000.00)  with interest thereon from the date hereof at the rate of six and one-half percent (6 ½ %) per annum based on a 365-day year, accrued monthly. This Note is issued under the terms and conditions of the an Asset Purchase Agreement dated September 28, 2007 by and among Buyer, Rhino Outdoor International, Inc. and Klein (“the APA”).

1.    Payment Terms.  The whole sum of principal and accrued but unpaid interest is due and payable twelve (12) months from the date of this Note (“Maturity Date”) , unless the Maturity Date is extended relative to all or some portion of the principal and interest due, at the sole option of Klein, for a period up to twelve (12) additional months, or within thirty (30) days of Klein’s demand prior to the Maturity Date.

2.    Conversion Rights.  The whole sum of principal and accrued but unpaid interest may be payable by the Buyer, at Buyer’s sole option, in cash or the delivery of shares of Common Stock of Rhino Outdoor International, Inc. (“Rhino Shares”). The number of Rhino Shares which may be issued hereunder shall be based on the 30- day trailing average closing bid price of the Rhino Shares as quoted on the OTC Bulletin Board, prior to the date of delivery of the Rhino Shares.  Conversion shall be accomplished by Klein delivering this Note to the Buyer, marked “Cancelled” with the Notice of Conversion in the form attached hereto as Exhibit A. The Rhino Shares shall not be issued upon the conversion of this Note unless such conversion and the issuance and delivery of the Rhino Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934, respectively, the respective rules and regulations promulgated thereunder and shall further be subject to approval of counsel for the Buyer, with respect to such compliance. Klein  acknowledges and agrees that the certificates evidencing the Rhino Shares  will include a legend reading substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

Page 1 - Secured Convertible Promissory Note

3.    Registration Rights.  In the event that Rhino Shares are delivered to Klein as provided in Section 1 herein, Klein shall have  registration rights under the Securities Act of 1933 at least as favorable as any other holder of such registration rights with the same number of shares of Rhino Common Stock as held by Klein.

4.    Prepayment.  This Note may be prepaid by the Buyer, in whole or part at any time upon ten (10) days prior written notice to Klein (“Notice Period”) which notice shall state the Buyer's intention to so prepay, including a statement of the amount of such prepayment.  Any such prepayment shall first be applied to any accrued but unpaid interest with the balance to be applied to principal. During the Notice Period, Klein may exercise the conversion rights set forth in Section 2 herein.  In each event of prepayment, Buyer must, simultaneous with the prepayment, additionally pay Klein a non-refundable cash fee in the amount of Thirty-Five Percent (35%) of the total amount of principal and interest prepaid.

5.    Acceleration.  The entire principal balance of this Note, plus any accrued but unpaid interest, shall be immediately due and payable, at the option of Klein, upon the occurrence of any Event of Default described in Section 6 herein.

6.    Events of Default.  The following are “Events of Default” under this Note:

(A)	The Buyer fails to pay when due any of the obligations under this Note orfails to perform any of the terms and covenants of this Note;

(B)
Any representation made by the Buyer to Klein in this Note or any otheragreement, exhibit or otherwise, including the representations, warranties andcovenants in the Asset Purchase Agreement, shall prove to be inaccurate or misleading;

(C)	The Buyer makes an assignment for the benefit of creditors;

(D)
Any petition or application for relief under the bankruptcy laws of the United States now or hereafter in effect or under insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect is filed by or against the Buyer.

7.    Remedies on Default. Upon the occurrence of an Event of Default, and if such Event of Default is not remedies within ten (10) days after Klein’s written notice of such Event of Default, than all of the obligations due under this Note shall become due and payable at once, at the option of the Klein, without further notice or demand, which notice and demand is hereby specifically waived. In the event of such an Event of Default and /or acceleration of the payment obligations under this Note, Klein shall be entitled to exercise all of the rights and remedies provided in this Note or other applicable law. All rights and remedies of Klein are cumulative, not exclusive, and are enforceable in Klein’s discretion, alternatively, successively or concurrently on any one or more occasions and in any order Klein may determine. Klein may exercise the option to accelerate in his discretion after such Event of Default regardless of any prior forbearance.

Page 2 - Secured Convertible Promissory Note

8.    General Security Agreement.  The obligations of Buyer under this Note are secured by the terms and conditions of a General Security Agreement between the Buyer and Klein dated September 28, 2007.

9.    Governing Law.  This Note shall be governed by the laws of the State of Nevada.

10.    Notices.  All notices, requests, demands and other communications (“Notices”) which are required or permitted to be given under this Note shall be in writing and shall be given as provided in Section 9 (h) of the Asset Purchase Agreement.

11.    Assignment.  This Note shall be binding upon and inure to the benefit of Klein and his respective successors and permitted assigns.  Klein may not assign this Note or any of its rights, interests or obligations hereunder without the prior written consent of Buyer.

W.E. ROCK EVENT, INC.		/s/ RICHARD C. KLEIN II
Richard C. Klein II

By:	/s/ HOWARD PEARL
Name:	Howard Pearl
Title:	Chief Executive Officer

Page 3 - Secured Convertible Promissory Note

EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF THE HOLDER

(To be Executed by the Holder in order to Convert the Note)

 Pursuant to Section 2 of the attached Note, the undersigned hereby irrevocably elects to convert the attached Note into Rhino Shares, as defined in the Note, as of the date written below.

Conversion calculations:
Date to Effect Conversion

Principal Amount of Note to be Converted

Interest to be Converted

Applicable Conversion Price

Number of Shares to be Issued Upon Conversion

Signature

Name

Address

Page 4 - Secured Convertible Promissory Note

Exhibit 2(d)
Security Agreement

GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into effective as of September 28, 2007 by and between W.E. Rock Event, Inc. , a Nevada corporation ("Buyer")  and  Richard C. Klein II, doing business as W.E. Rock   (“Klein”). All capitalized terms used herein that are defined in the Purchase Agreement, defined below, shall have the same meaning herein as specified in the Agreement, unless otherwise expressly defined herein.

Recitals

WHEREAS, Buyer, and Klein  have entered into an Asset Purchase Agreement dated September 28, 2007 (the “APA").

WHEREAS, pursuant to the terms of the APA Buyer executed a secured convertible demand promissory note (“Note”) to Klein.  In order to secure the payment and the performance of obligations under the Note, Buyer desires to  grant to Klein  a security interest in certain assets as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants herein set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Creation of Security Interest.

Buyer hereby grants to Klein a security interest in the assets described in Section 2 on the terms and conditions set forth in this Agreement.

2.	Property.

The assets subject to the security interest are the Acquired Assets described in the attached Exhibit 2 (“Collateral”).

3.	Secured Obligation.

This Agreement is given to secure  payment of the principal and interest now or hereafter owed by Buyer to Klein pursuant to the Note and  any and all renewals, amendments, modifications or extensions of the Note as may hereafter be agreed to by Buyer and Klein.

4.	Warranties and Covenants of Buyer.

Buyer warrants and covenants as follows:

4.1           Ownership of Collateral.  Buyer is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

General Security Agreement - Page 1

4.2           Removal of Collateral Prohibited.  Buyer shall not remove the Collateral from its regular place of business without the written consent of Klein.

4.3           Perfection of Security Interest.  Buyer agrees to  do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located  to perfect and continue Klein’s security  interest in the Collateral.  Buyer will reimburse Klein for all fees and expenses in perfecting the security interest up to a maximum amount of One Thousand Dollars ($1,000) per year following the date this Agreement takes effect.

4.4           Sale Prohibited.  Buyer will not sell or otherwise transfer or  dispose of any interest in the Collateral without the written consent of Klein, which will not unreasonably be withheld or delayed, recognizing that such consent may reasonably be withheld if Klein's security interest in the Collateral would be removed without payment of consideration for such removal.

4.5           Insurance.

4.5.1           Buyer shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral, against such risks as Klein may reasonably require, in such form, for such periods, and written by such companies as may be satisfactory to Klein.  All policies of insurance shall have endorsed a loss payable clause acceptable to Klein and/or such other endorsements as Klein may from time to time request, and Buyer will promptly provide Klein with the original policies or certificates of such insurance.  Buyer shall promptly notify Klein of any loss or damage that may occur to the Collateral.  Klein is hereby authorized to make proof of loss if it is not made promptly by Buyer.

4.5.2           In the event of failure to provide insurance as herein provided, Klein may, at Klein's option, provide such insurance at Buyer's expense.

4.6           Adverse Liens and Use. Except when it has received the prior written consent of Klein, and except as otherwise provided herein, Buyer shall keep the Collateral free from any adverse liens, security interests, or encumbrances, and in good order and repair, and shall not commit or permit waste or destruction of the Collateral or any portion of it.  Buyer will not use or permit anyone to use the Collateral in violation of any statute, ordinance, or state or federal regulation, and Klein may examine and inspect the Collateral at any time, wherever located.  This section will not apply in the event of a good faith dispute by Buyer as to the reasonableness or validity of any adverse lien, security interest, or encumbrance, except that if Klein reasonably determines that the adverse claim substantially impairs its security, Klein may require Buyer to either pay the claim or deposit with Klein in cash, a sufficient corporate surety bond, or other security satisfactory to Klein to provide for the discharge of the claim plus any costs, attorney fees, or other charges that could accrue as a result of foreclosure or sale under the claim.

4.7           Taxes and Assessments.  Buyer will pay or cause to be paid promptly when due all taxes and assessments on the Collateral.

General Security Agreement - Page 2

5.	Buyer's Right to Possession; Klein's Right to Pay Certain Obligations

5.1           Until default, Buyer may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

5.2           At any time when Klein reasonably feels insecure, Klein, at its option, may discharge taxes, liens, or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, and all such payments shall become a part of Buyer's obligation secured hereby, payable on demand, with interest at the rate described in Section 8.5.  Such right shall be in addition to any other rights or any remedies to which Klein may be entitled on account of Buyer's default.

6.	Events of Default.

Buyer shall be in default under this Agreement when any of the following events or conditions occurs:

6.1           Buyer shall be in default under the Note.

6.2           Failure of Buyer to comply with any term, obligation, covenant, or condition contained in this Security Agreement within 20 days after receipt of written notice from Klein demanding such compliance.

6.3           Any warranty, representation, or statement made or furnished to Klein by or on behalf of Buyer under this Security Agreement or the Agreement proves to have been false in any material respect when made or furnished.

6.4           Any levy, seizure, attachment, lien, or encumbrance (except as permitted pursuant to Section 4.6) of or on the Collateral which is not discharged by Buyer within 20 days or, any sale, transfer, or disposition of any interest in the Collateral other than a liquidating distribution to Buyer, without the consent of the Klein pursuant to Section 4.4.

6.5           Dissolution, termination of existence, insolvency, business failure, discontinuance as a going business, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Buyer, or entry of any judgment that in the opinion of Klein would reasonably jeopardize the security interest given by this Security Agreement.

6.6           Commencement of a foreclosure suit by any creditor of Buyer against any of the Collateral.  This section shall not apply in the event of a good faith dispute by Buyer as to the validity or reasonableness of the claim which is the basis of the foreclosure suit, except that if Klein reasonably determines that the claim substantially impairs his security, Klein may require Buyer to either pay the claim or provide Klein with sufficient replacement security as set forth in Section 4.6.

General Security Agreement - Page 3

7.	Rights of Klein.

7.1           Upon default or at any time before default when Klein reasonably feels insecure, Klein may require Buyer to deliver to Klein all the Collateral.  If any of the Collateral includes property that is covered by certificates of title or other evidence of ownership, then Buyer shall also deliver such certificates or evidence.

7.2           Upon default or at any time before default when Klein reasonably feels insecure, Klein may notify account debtors on any Collateral that the Collateral has been assigned to Klein and the proceeds shall be paid to Klein.  Upon request of Klein, Buyer will also notify account debtors and will indicate on all billings to account debtors that the accounts are payable to Klein.  Any proceeds of accounts thereafter received by Buyer shall be turned over to Klein daily in the exact form in which they are received.

7.3           In exercising its rights under Sections 7.1 and 7.2, Klein shall have full power to collect, compromise, endorse, sell, or otherwise deal with Collateral or proceeds thereof in its own name or that of Buyer and shall have full power to endorse for Buyer the certificates of title, contract rights and evidence of ownership referred to in Section 7.1 and to sell or otherwise deal with the property represented thereby in its own name or that of Buyer.

7.4           Upon default and at any time after default, Klein may declare the entire amount secured immediately due and payable and, in addition to the remedies described in Sections 7.1-7.3 above, shall have all the rights and remedies of a secured creditor under the Uniform Commercial Code, at law, in equity or otherwise.

7.5           In exercising its rights under this Agreement, Klein may require Buyer to assemble the Collateral and make it available to Klein at the place to be designated by Klein which is reasonably convenient to both parties.  Klein may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition.  Klein may bid at any public sale on all or any portion of the Collateral.  Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Klein shall give Buyer reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

7.6           Notwithstanding Section 7.5, Klein shall be under no obligation to offer to sell the Collateral.  In the event Klein offers to sell the Collateral, Klein will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.

7.7           In the event Klein elects not to sell the Collateral, Klein may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of Buyer's obligation, subject to Buyer's rights under such procedures.

7.8           In addition to the rights under Sections 7.1-7.7, in the event of a default by Buyer, Klein shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount owed under Agreement and any receiver appointed may serve without bond.  Employment by Klein shall not disqualify a person from serving as receiver.

General Security Agreement - Page 4

7.9           Expenses of retaking, holding, preparing for sale, selling, or the like shall include Klein's reasonable attorney fees and legal expenses, whether or not litigation is commenced, and also such fees and expenses on appeal.

8.	General

8.1           Klein shall not be deemed to have waived any rights under this Agreement or any other writing signed by Buyer unless such waiver is in writing and signed by Klein.  No delay or omission on the part of Klein shall operate as a waiver of such right or any other right.  A waiver by any party of a breach of a provision of this Agreement shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision.  Election by Klein to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform an obligation of  Buyer under this Security Agreement after failure of Buyer to perform shall not affect Klein's right to declare a default and exercise its remedies under Section 7.

8.2           All Klein's rights and remedies, whether evidenced here or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

8.3           Any demand on or notice to Buyer that Klein may give shall be effective three days after it is deposited as registered or certified mail directed to Buyer's address stated in this Security Agreement.  Either party may change the address for notices by written notice to the other party.

8.4           This Agreement and all rights and liabilities under it and any and all obligations secured herein shall inure to the benefit of Klein and his successors and assigns, and shall be binding on Buyer and its successors and assigns.  When there is no outstanding obligation on the part of Buyer, Buyer may terminate this Agreement on written notice to Klein.  Klein agrees to file all necessary UCC release forms upon satisfaction of Buyer’s obligations under the Agreement.

8.5           Buyer shall pay to Klein on demand, together with interest at a rate equal to eight percent (8%) per annum, any and all expenses (including legal expenses and reasonable attorney fees whether or not litigation is commenced and also such fees and expenses on appeal) reasonably incurred and extended by Klein in insuring, discharging encumbrances as provided by Section 5.2, protecting, storing, maintaining, and liquidating the Collateral and in collecting or attempting to collect proceeds thereof and in protecting and enforcing the covenants and other rights of Klein under this Security Agreement.

8.6           Klein may, at any time and at its option without further authorization from Buyer, file copies of this Agreement as a financing statement.

8.7           Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

General Security Agreement - Page 5

8.8           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.9           This Security Agreement has been executed and delivered to Klein in the State of Nevada and all transactions here contemplated are to be consummated in the state of Nevada.  Buyer agree that the law of the State of Nevada shall apply for the purpose of construing this instrument, determining its validity, and, to the fullest extent permitted by applicable law of any state in which any of the Collateral is located, the rights and remedies of Klein in the event of default under this Security Agreement.

IN WITNESS WHEREOF, the parties have executed this instrument as of the date first mentioned above.

WE ROCK EVENT, INC.

By:	/s/ HOWARD PEARL	/s/ RICHARD C. KLEIN II
Name:	Howard Pearl	Richard C.Klein II
Title:	Chief Executive Officer

General Security Agreement - Page 6

Exhibit 2(f)(i)
Bill of Sale
Schedule A

Schedule A - Acquired Assets

1. Maxxis Sponsorship receivable - $6750.00
2. 97' 6500 Top Kick
3. 44' race trailer
4. Computers (2 PC's and 2 laptops)
5. Misc. supplies
6. Misc. equipment

Schedule B

Schedule B - Assumed Liabilities

Liabilities

Driver Name	Amount	Contact

Randy Torbett	$215.00
Danny Rohrer	$1,558.00
Bob Roggy	$283.00
Cody Waggoner	$1,290.00
Jason Scherer	$1,428.00
Bruce Zeller	$4,419.00
Tom Haman	$204.00
Terry Dagen	$4,299.00
Rock Runner Racing	$4,651.00	George Watson
Lovell Racing	$8,861.00	Brad Lovell
Ben Hanks	$484.00
Tim Florian	$901.00
T-N-T Off Road	$5,522.00	Troy Bailey
Richard Bronsema	$2,581.00
James Andrus	$267.00
Ken Blume	$9,266.00
Shannon Campbell	$5,600.00	Tami Campbell
David Schneider	$776.00
Tracy Jordan	$6,066.00
Eric Hackney	$232.00
Jesse HaInes	$2,749.00
Matt Deas	$3,226.00
Brad Styles	$1;474.00
Rusty Bray	$878.00
Dean Bultoch	$690.00
Derek West	$5,431.00
Alan Rich	$535.00
Jake Tennis	$2,629.00
Ricky Artes	$328.00
Mike Cole	$334.00
Aaron Stapen	$373.00
Matt Messer	$780.00
Hobie Smith	$480.00
John James	$480.00
Brett Porter	$140.00
Cody Deschamps	$180.00
Brian Ellinger	$340.00

Subtotal A	$79,950,00